Exhibit 10.14
AMENDMENT NO. 1
TO
THE WILLIAMS COMPANIES, INC. 2007 INCENTIVE PLAN
This Amendment No. 1 (“Amendment”) to The Williams Companies, Inc. 2007 Incentive Plan (“Plan”) is hereby adopted effective the 20th day of November, 2008.
WHEREAS, in October 2004, Congress adopted Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”);
WHEREAS, final regulations to Section 409A of the Code become fully effective January 1, 2009 (Section 409A of the Code and such final regulations and other guidance thereunder being referred to below in the aggregate as “Section 409A”); and
WHEREAS, the Board has determined that it is in the best interest of the Company to amend the Plan to(a) further reflect the Company’s intent that the Plan and Awards thereunder comply with Section 409A and (b) change certain provisions of the Plan relating to Change in Control;
NOW, THEREFORE, the Plan is hereby amended as follows:
1. The last sentence of Section 2.48 is deleted and replaced in its entirety with the following:
Notwithstanding the foregoing, except as otherwise provided in the Award Agreement with respect to such Award, with respect to an Award subject to Section 409A of the Code, “Termination of Affiliation” shall mean a “separation from service” as defined in Section 409A of the Code and guidance thereunder.
2. Section 14.1 of the Plan is amended by deleting the phrase “, but not during a Merger of Equals Period,” from the first sentence.
3. Section 14.2(d) is amended and restated in its entirety to read as follows:
(d) “Good Reason” means, unless otherwise defined in an Award Agreement or individual employment, change in control or other severance agreement, the occurrence, within two years following a Change in Control and without a Grantee’s prior written consent, of any one or more of the following:

     (i) a material adverse reduction in the nature or scope of the Grantee’s duties from the most significant of those assigned at any time in the 90-day period prior to a Change in Control; or
     (ii) a significant reduction in the authority and responsibility assigned to the Grantee; or
     (iii) any reduction in or failure to pay Grantee’s base salary; or
     (iv) a material reduction of Grantee’s aggregate compensation and/or aggregate benefits from the amounts and/or levels in effect on the Change Date, unless such reduction is part of a policy applicable to peer employees of the Employer and of any successor entity;
     (v) a requirement by the Company or an Affiliate that the Grantee’s principal duties be performed at a location more than fifty (50) miles from the location where the Grantee was employed immediately preceding the Change in Control, without the Grantee’s consent (except for travel reasonably required in the performance of the Grantee’s duties); provided such new location is farther from Grantee’s residence than the prior location; or
     (vi) the failure of the Surviving Corporation following a Reorganization Transaction to assume all Awards previously made under the Plan or to provide equivalent awards of substantially the same value.
     Notwithstanding anything in this Article 14 to the contrary, no act or omission shall constitute grounds for “Good Reason”:
     (i) Unless, at least 30 days prior to his termination, Grantee gives a written notice to the Company or the Affiliate that employs Grantee of his intent to terminate his employment for Good Reason which describes the alleged act or omission giving rise to Good Reason;
     (ii) Unless such notice is given within 90 days of Grantee’s first actual knowledge of such act or omission; and
     (iii) Unless the Company or the Affiliate that employs Grantee fails to cure such act or omission within the 30 day period after receiving such notice.
Further, no act or omission shall be “Good Reason” if Grantee has consented in writing to such act or omission.
4. Section 14.2(e)(ii) is amended by deleting the phrase “(or by a simple majority for purposes of subsection (b) of the definition of ‘Merger of Equals’).”
5. Section 14.2(f) is deleted in its entirety.

6. Section 14.2(g) is deleted in its entirety.
7. Section 15.3(e) is amended by deleting in full the proviso at the end of the last sentence of such Section.
8. Except as set forth in Paragraphs 1 through 7 above, the Plan and its terms and conditions shall continue in effect.
9. Notwithstanding anything to the contrary in the Plan or in any Award Agreement, this Amendment shall not be incorporated into nor amend or change in any respect the terms of any Award or Award Agreement outstanding on the effective date hereof.
10. All capitalized terms in this Amendment shall have the meanings set forth in the Plan except to the extent otherwise defined herein.
This Amendment is hereby approved and adopted effective as of the date first set forth above.

/s/ Stephanie Cipolla	Date: 12/1/08